     As Filed with the Securities and Exchange Commission on August 29, 1996
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             -----------------------

                                    WESTCORP
             (Exact name of registrant as specified in its charter)

                   California                                 51-0308535
         (State or other jurisdiction of                     (IRS Employer
          incorporation or organization)                    Identification
                                                                Number)

                                   23 Pasteur
                          Irvine, California 92718-3804
               (Address of Principal Executive Offices; Zip Code)

            WESTCORP EMPLOYEE STOCK OWNERSHIP AND SALARY SAVINGS PLAN
                            (Full Title of the Plan)

                           HARRIET BURNS FELLER, ESQ.
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                    WESTCORP
                                   23 Pasteur
                          Irvine, California 92718-3804
                     (Name and address of agent for service)
                                 (714) 727-1000
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

    Title of securities          Amount               Proposed                   Proposed                  Amount of
           to be                  to be           Maximum Offering                Maximum                Registration
        Registered             Registered          Price per share       Aggregate Offering Price            Fee
- ------------------------------------------------------------------------------------------------------------------------------


Common Stock, par               200,000              $18.625(1)                 $3,725,000                $1,285(1)
value $1.00 per share            shares

==============================================================================================================================


(1) Pursuant to Rule 457(h) and 457(c), the registration fee was calculated based on the average of the high and low prices of the Registrant's common stock on the New York Stock Exchange, Inc. on August 22, 1996.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to participants in the employee benefit plan as specified by Rule 428(b)(1) (Section 230.428(b)(1)). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Each of Westcorp (the "Company") and the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Plan") hereby incorporate by reference in this registration statement (the "Registration Statement") the following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

         (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995;

         (d) The description of the common stock of the Company contained in the registration statement filed by the Company under
                  Section 12(g) of the Exchange Act, including any amendment filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and the Plan and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company and the Plan shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except an so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Harriet Burns Feller, Esq., Executive Vice President, Secretary and General Counsel of the Company, has delivered an opinion regarding the validity of the securities to be issued pursuant to this registration statement. In addition to serving as an officer of the Company, Ms. Feller is the beneficial owner of 13,336 shares of common stock of the Company and is a participant in the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the authority for such arrangements set forth in Section 317 of the California Corporations Code pertaining to the indemnification of directors, officers, employees and other agents of a corporation, certain provisions are set forth in Article VII of the Articles of Incorporation of the Company which grant, to the maximum extent permitted by law, indemnification of such persons, under certain circumstances, for liabilities and expenses incurred by reason of their actions as agents of the Company.

         Under California law, in non-derivative actions, an officer or director may be reimbursed for expenses, judgments and settlement if such individual has acted in good faith and in a manner he believes to be in the best interests of a company and the shareholders and in the case of criminal proceeding, he had no reasonable cause to believe the conduct was unlawful. With regard to derivative actions, such person may be reimbursed for expense if the officer or director acted in good faith, in a manner the officer or director believes to be in the best interests of a company and the shareholders; provided, however, that no indemnification shall be made (1) if the officer or director is found liable to a company, except as may be determined by the court in which the action is or was pending; or (2) for amounts paid in defending such action which is terminated without court approval.

         If indemnification is authorized, but not required, by California law, then the right to indemnification shall be determined by (i) a majority vote of the disinterested members of the board of directors, (ii) a majority vote of the disinterested shareholders (iii) the court in which the action is or was pending, or (iv) if there is not a majority of disinterested directors, by a written option of independent counsel. If the officer or director is successful in the defense of any action, California law provides that such individual shall be entitled to indemnification.

         The Company has also, to the extent permitted by California law, eliminated directors personal monetary liability for breaches of the directors' duties to the Company and the indemnification rights of officers and directors provided by law may be expanded (subject to certain limitations).

         The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         The exhibits to the Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

         The Company undertakes to submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange commission by the registrant pursuant to Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefic plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public Policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of August 1996.


                                     WESTCORP


                                     By /s/ Lee A. Whatcott
                                        ------------------------------
                                        Lee A. Whatcott
                                        Senior Vice President and
                                        Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Lee
A. Whatcott his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

               Signature                          Capacity                            Date
               ---------                          --------                            ----


         /s/ Ernest S. Rady                 Director, Chairman of             August 26, 1996
- ---------------------------------------     the Board, Chief
            Ernest S. Rady                  Executive Officer and
                                            President (Principal
                                            Executive Officer)


      /s/ Judith M. Bardwick                Director                     August 23, 1996
- ---------------------------------------
          Judith M. Bardwick




      /s/ William J. Crawford               Director                     August 21, 1996
- ---------------------------------------
          William J. Crawford




       /s/ Stanley E. Foster                Director                     August 26, 1996
- ---------------------------------------
           Stanley E. Foster




       /s/ Alan L. Milligan                 Director                     August 26, 1996
- ---------------------------------------
           Alan L. Milligan




      /s/ Howard C. Reese                   Director                     August 26, 1996
- ---------------------------------------
            Howard C. Reese




      /s/ Lee A. Whatcott                   Senior Vice President        August 26, 1996
- ---------------------------------------     and Chief Financial
          Lee A. Whatcott                   Officer (principal
                                            financial and
                                            accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized administrator of the Westcorp Employee Stock Ownership and Salary Savings Plan, has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of August 1996.


                              THE WESTCORP EMPLOYEE STOCK OWNERSHIP AND
                              SALARY SAVINGS PLAN



                              By:    /s/ ADMINISTRATOR
                                 -----------------------------
                                       Administrator

                                INDEX TO EXHIBITS




Exhibit Number                              Description                                                            Page
- --------------                              -----------                                                            ----

4.1               Westcorp Employee Stock Ownership and Salary Savings Plan,
                  as amended (incorporated by reference to Exhibit 10.2 to the Company's
                  Registration Statement on Form S-4 (File No. 33-34286), filed
                  April 11, 1990)

4.2               Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-4 (File No. 33-34286), filed April 11,
                  1990).

4.3               By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-4 (File No. 33-34286), filed April 11, 1990).

5                 Opinion as to legality of the securities being registered.

23.1              Consent of counsel regarding legality opinion (reference is made to Exhibit 5).

23.2              Consent of Ernst & Young LLP

24 Power of Attorney (reference is made to the signature page)